SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2004

LIONS GATE ENTERTAINMENT CORP.

(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880 (Commission File Number)	N/A (IRS Employer Identification No.)

555 Brooksbank Avenue
North Vancouver, British Columbia V7J 3S5
And
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices)

(604) 983-5555
(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 31, 2004, we amended our credit agreement with JP Morgan Chase Bank and the other lenders that are parties thereto to allow for the offer and sale of up to $150,000,000 of convertible senior subordinated notes (the “Notes”) of our wholly owned subsidiary Lions Gate Entertainment Inc. as well as to revise certain financial covenants. On February 15, 2005, we further amended our credit agreement to increase the amount of the Notes to up to $175,000,000 and to increase our ability to repurchase some of our common shares, including the purchase or sale of calls and/or spreads to limit dilution from the conversion of the Notes. Copies of both amendments are attached as exhibits and are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits.

           10.1 Amendment No. 3 to the Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as December 31, 2004, by and among Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., the Guarantors referred to therein, the Lenders referred to therein, JP Morgan Chase Bank, JP Morgan Chase Bank (Toronto Branch), Fleet National Bank and BNP Paribas, dated as of December 15, 2003.

           10.2 Amendment No. 4 to the Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of February 15, 2005, by and among Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., the Guarantors referred to therein, the Lenders referred to therein, JP Morgan Chase Bank, JP Morgan Chase Bank (Toronto Branch), Fleet National Bank and BNP Paribas, dated as of December 15, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

Date: February 22, 2005	By:	/s/ James Keegan
		Name:	James Keegan
		Title:	Chief Financial Officer